EXHIBIT 99.1

For Immediate Release

Contact:

Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
 THIRD QUARTER 2015 FINANCIAL RESULTS

CRA Continues to Drive Growth and Profitability; Delivers 13% Headcount Growth While Achieving Companywide Utilization of 73%

BOSTON, October 29, 2015 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal third quarter ended October 3, 2015.

“CRA’s success is tied to the extraordinary talents of our colleagues and a multidisciplinary approach to solving clients’ complex problems,” said Paul Maleh, CRA’s President and Chief Executive Officer. “The resulting strong demand for our services provided CRA the opportunity to welcome 77 new professionals during the third quarter, positioning the Company for future organic growth. These additions were a combination of junior and senior staff and increased consulting headcount relative to the second quarter of fiscal 2015 by 13% to 507, surpassing our previously announced expectations of 8% to 10%. Amid this large influx, we maintained companywide quarterly utilization of 73%. In the months ahead, we will remain diligent in helping our new colleagues ramp up and integrate into the firm.”

“In the third quarter, we achieved non-GAAP revenue of $75.5 million and non-GAAP diluted EPS of $0.32,” said Maleh. “We are pleased with CRA’s 4.5% year-over-year organic revenue growth during the third quarter, which is even stronger when adjusted for the effects of foreign currency headwinds. Our performance was led by the Antitrust & Competition Economics, Financial Economics and Intellectual Property practices, which all achieved double-digit revenue growth.”

“During the third quarter, we concentrated our staffing investments in areas with opportunities for expansion, focusing on practices with strong market presence as well as strengthening our portfolio to meet growing market demands,” said Maleh. “Approximately 30% of the new consultants joined our largest and most prominent practice, Antitrust & Competition Economics, which enjoyed a second consecutive quarter of record performance. Together with the Antitrust & Competition

Economics practice, additions to forensic and cyber investigations, labor and employment, life sciences and financial services accounted for roughly 75% of the new consultants.”

“On a constant currency basis relative to fiscal 2014, we expect 2015 non-GAAP revenue in the range of $312 million to $320 million, and non-GAAP Adjusted EBITDA margin between 16.3% to 16.7%. Lead flow throughout the organization and its conversion to revenue generating projects continue to be healthy. The resulting project inventory from our current portfolio of services is as strong as I have seen during my tenure as CEO,” Maleh concluded.

Third Quarter Fiscal 2015 Results

Revenue for the third quarter of fiscal 2015 was $76.5 million, compared with $73.5 million for the fiscal third quarter ended September 27, 2014. Non-GAAP revenue for the third quarter of fiscal 2015 was $75.5 million, compared with $72.2 million for the third quarter of fiscal 2014.

Adjusted EBITDA for the third quarter of fiscal 2015 was $11.7 million, or 15.3% of revenue, compared with $12.2 million, or 16.7% of revenue, for the third quarter of fiscal 2014. On a non-GAAP basis, Adjusted EBITDA for the third quarter of fiscal 2015 was $11.8 million, or 15.6% of revenue, compared with $12.2 million, or 16.9% of revenue, for the third quarter of fiscal 2014.

Net income for the third quarter of fiscal 2015 was $2.9 million, or $0.31 per diluted share, compared with $3.2 million, or $0.33 per diluted share, for the third quarter of fiscal 2014. Non-GAAP net income for the third quarter of fiscal 2015 was $2.9 million, or $0.32 per diluted share, compared with $3.3 million, or $0.33 per diluted share, for the third quarter of fiscal 2014.

On a constant currency basis relative to the third quarter of fiscal 2014, non-GAAP revenue would have increased by approximately $1.7 million, or roughly 7% organic revenue growth, to $77.1 million; non-GAAP Adjusted EBITDA would have increased by approximately $0.4 million to $12.2 million, or 15.8% of revenue; and non-GAAP net income would have increased by approximately $0.3 million to $3.2 million, or by approximately $0.03 per diluted share to $0.35 per diluted share. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

A complete reconciliation between revenue, gross profit, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the third quarters and year-to-date periods of fiscal 2015 and fiscal 2014, are provided in the financial tables at the end of this release.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its third quarter 2015 financial results. To listen to the live call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

 Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and is celebrating its 50th year anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary, excluding a non-cash charge resulting from an increase in a contingent liability for a future contingent consideration payment relating to a prior acquisition, and including a presentation of Adjusted EBITDA is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by the

Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the third quarter of fiscal 2015, the third quarter of fiscal 2014, the year to date period ended as of the third quarter of fiscal 2014, and its fiscal 2015 guidance, the Company has excluded NeuCo’s results, and for the year to date period ended as of the third quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment related to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its non-GAAP revenue, gross profit, net income, earnings per diluted share and Adjusted EBITDA for the third quarter of fiscal 2015 on a constant currency basis relative to the third quarter of fiscal 2014, and its guidance for fiscal 2015 non-GAAP revenue and Adjusted EBITDA on a constant currency basis relative to fiscal 2014.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including statements regarding any effect of increased headcount on our performance, our continuing future project lead flow or conversion rate, or containing any guidance regarding our future revenues, profits or other financial measures, including our 2015 non-GAAP revenue and non-GAAP Adjusted EBITDA margin, and statements using the terms “expect,” “position,” “anticipate,” “believe” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and our actual performance and results may differ materially due to many important factors. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2015 on a constant currency basis relative to fiscal 2014 could differ materially from the guidance presented herein as a result of, including, among other things, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract or hire qualified consultants or to utilize existing consultants; the unpredictable nature of litigation-related projects; dependence on the growth of our management consulting practice; the change in demand for our services; the potential loss of clients; changes in the law that affect our practice areas; global economic conditions; foreign exchange rate fluctuations; intense competition; and the timing of and amount of new hires. In addition to these factors, other factors that could cause our actual performance or results to differ materially from any forward-looking statements include, among others, our restructuring costs and attributable annual cost savings, changes in our effective tax rate, share dilution from our stock-based compensation, completing acquisitions and factors related to our completed acquisitions, including integration of personnel, clients and offices and unanticipated expenses and liabilities, the risk of impairment write downs to our intangible assets, including goodwill, if our enterprise value declines below certain levels, risks associated with acquisitions we may make in the future, risks inherent in international operations, changes in accounting standards, rules and regulations, management of new offices, the ability of customers to terminate engagements with us on short notice, our ability to integrate successfully new consultants into our practice, our ability to collect on forgivable loans should any become due, general economic conditions, risks inherent in litigation, the performance of our NeuCo subsidiary, and professional liability. Further information on these and other potential factors that could affect our financial results is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL QUARTER ENDED OCTOBER 3, 2015 COMPARED TO THE FISCAL QUARTER ENDED SEPTEMBER 27, 2014

(In thousands, except per share data)

	Quarter Ended October 3, 2015					Quarter Ended September 27, 2014
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(NeuCo) (1)	Results	Revenues

Revenues	$76,525	100.0%	$1,055	$75,470	100.0%	$73,483	100.0%	$1,265	$72,218	100.0%
Costs of services	52,029	68.0%	334	51,695	68.5%	49,417	67.2%	392	49,025	67.9%
Gross profit	24,496	32.0%	721	23,775	31.5%	24,066	32.8%	873	23,193	32.1%

Selling, general and administrative expenses	18,355	24.0%	772	17,583	23.3%	16,674	22.7%	874	15,800	21.9%
Depreciation and amortization	1,560	2.0%	—	1,560	2.1%	1,597	2.2%	—	1,597	2.2%
Income (loss) from operations	4,581	6.0%	(51)	4,632	6.1%	5,795	7.9%	(1)	5,796	8.0%

Interest expense, net	(235)	-0.3%	(14)	(221)	-0.3%	(220)	-0.3%	(17)	(203)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	4,346	5.7%	(65)	4,411	5.8%	5,575	7.6%	(18)	5,593	7.7%
Provision for income taxes	(1,533)	-2.0%	(42)	(1,491)	-2.0%	(2,386)	-3.2%	(61)	(2,325)	-3.2%
Net income (loss)	2,813	3.7%	(107)	2,920	3.9%	3,189	4.3%	(79)	3,268	4.5%
Net loss attributable to noncontrolling interest, net of tax	47	0.1%	47	—	0.0%	35	0.0%	35	—	0.0%
Net income attributable to CRA International, Inc.	$2,860	3.7%	$(60)	$2,920	3.9%	$3,224	4.4%	$(44)	$3,268	4.5%

Net income per share attributable to CRA International, Inc.:
Basic	$0.32			$0.33		$0.33			$0.34
Diluted	$0.31			$0.32		$0.33			$0.33

Weighted average number of shares outstanding:
Basic	8,940			8,940		9,729			9,729
Diluted	9,086			9,086		9,919			9,919

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR TO DATE PERIOD ENDED OCTOBER 3, 2015 COMPARED TO THE FISCAL YEAR TO DATE PERIOD ENDED SEPTEMBER 27, 2014

(In thousands, except per share data)

	Year To Date Period Ended October 3, 2015						Year To Date Period Ended September 27, 2014
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$231,099	100.0%	$—	$2,859	$228,240	100.0%	$227,912	100.0%	$3,738	$224,174	100.0%
Costs of services	156,523	67.7%	833	1,040	154,650	67.8%	153,952	67.5%	1,156	152,796	68.2%
Gross profit	74,576	32.3%	(833)	1,819	73,590	32.2%	73,960	32.5%	2,582	71,378	31.8%

Selling, general and administrative expenses	55,105	23.8%	—	2,405	52,700	23.1%	51,297	22.5%	2,761	48,536	21.7%
Depreciation and amortization	4,766	2.1%	—	—	4,766	2.1%	4,746	2.1%	—	4,746	2.1%
Income (loss) from operations	14,705	6.4%	(833)	(586)	16,124	7.1%	17,917	7.9%	(179)	18,096	8.1%

Interest and other income (expense), net	(337)	-0.1%	—	570	(907)	-0.4%	(624)	-0.3%	(23)	(601)	-0.3%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	14,368	6.2%	(833)	(16)	15,217	6.7%	17,293	7.6%	(202)	17,495	7.8%
Provision for income taxes	(5,454)	-2.4%	—	(97)	(5,357)	-2.3%	(7,629)	-3.3%	(155)	(7,474)	-3.3%
Net income (loss)	8,914	3.9%	(833)	(113)	9,860	4.3%	9,664	4.2%	(357)	10,021	4.5%
Net loss attributable to noncontrolling interest, net of tax	50	0.0%	—	50	—	0.0%	158	0.1%	158	—	0.0%
Net income attributable to CRA International, Inc.	$8,964	3.9%	$(833)	$(63)	$9,860	4.3%	$9,822	4.3%	$(199)	$10,021	4.5%

Net income per share attributable to CRA International, Inc.:
Basic	$0.98				$1.08		$0.99			$1.01
Diluted	$0.97				$1.06		$0.98			$1.00

Weighted average number of shares outstanding:
Basic	9,055				9,055		9,892			9,892
Diluted	9,247				9,247		10,018			10,018

(1) These adjustments include activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE QUARTER AND YEAR TO DATE PERIOD ENDED OCTOBER 3, 2015 COMPARED TO THE QUARTER AND YEAR TO DATE PERIOD ENDED SEPTEMBER 27, 2014

(In thousands)

	Quarter Ended October 3, 2015						Quarter Ended September 27, 2014
	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	October 3, 2015	Revenues	Contingent Liability (1)	NeuCo (2)	October 3, 2015	Revenues	September 27, 2014	Revenues	NeuCo (2)	September 27, 2014	Revenues

Income (loss) from operations	$4,581	6.0%	$—	$(51)	$4,632	6.1%	$5,795	7.9%	$(1)	$5,796	8.0%
Depreciation and amortization	1,560	2.0%	—	—	1,560	2.1%	1,597	2.2%	—	1,597	2.2%
EBITDA	6,141	8.0%	—	(51)	6,192	8.2%	7,392	10.1%	(1)	7,393	10.2%
Share-based compensation expenses	1,405	1.8%	—	—	1,405	1.9%	1,507	2.1%	—	1,507	2.1%
Amortization of forgivable loans	4,190	5.5%	—	—	4,190	5.6%	3,340	4.5%	—	3,340	4.6%
Adjusted EBITDA	$11,736	15.3%	$—	$(51)	$11,787	15.6%	$12,239	16.7%	$(1)	$12,240	16.9%

	Year to Date Period Ended October 3, 2015						Year to Date Period Ended September 27, 2014
	GAAP				Non-GAAP		GAAP			Non-GAAP
	Year to Date	GAAP	Adjustments to	Adjustments to	Year to Date	Non-GAAP	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP
	Period Ended	% of	GAAP Results	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	Period Ended	% of
	October 3, 2015	Revenues	Contingent Liability (1)	NeuCo (2)	October 3, 2015	Revenues	September 27, 2014	Revenues	NeuCo (2)	September 27, 2014	Revenues

Income (loss) from operations	$14,705	6.4%	$(833)	$(586)	$16,124	7.1%	$17,917	7.9%	$(179)	$18,096	8.1%
Depreciation and amortization	4,766	2.1%	—	—	4,766	2.1%	4,746	2.1%	—	4,746	2.1%
EBITDA	19,471	8.4%	(833)	(586)	20,890	9.2%	22,663	9.9%	(179)	22,842	10.2%
Share-based compensation expenses	4,403	1.9%	—	—	4,403	1.9%	4,123	1.8%	—	4,123	1.8%
Amortization of forgivable loans	11,690	5.1%	—	—	11,690	5.1%	10,262	4.5%	—	10,262	4.6%
Adjusted EBITDA	$35,564	15.4%	$(833)	$(586)	$36,983	16.2%	$37,048	16.3%	$(179)	$37,227	16.6%

(1) These adjustments include activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 3,	January 3,
	2015	2015

Assets
Cash and cash equivalents	$21,003	$48,199
Accounts receivable and unbilled, net	93,549	83,165
Other current assets	38,701	33,803
Total current assets	153,253	165,167

Property and equipment, net	28,471	14,696
Goodwill and intangible assets, net	85,770	87,060
Other assets	42,329	48,089
Total assets	$309,823	$315,012

Liabilities and shareholders’ equity
Current liabilities	$75,920	$88,394
Long-term liabilities	17,860	11,914
Total liabilities	93,780	100,308

Total shareholders’ equity	216,043	214,704
Total liabilities and shareholders’ equity	$309,823	$315,012

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year to Date Period Ended	Fiscal Year to Date Period Ended
	October 3,	September 27,
	2015	2014
Operating activities:
Net income	$8,914	$9,664
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of effect of acquired businesses:
Non-cash items, net	13,707	5,453
Accounts receivable and unbilled services	(11,765)	4,478
Other working capital items, net	(15,720)	(8,843)
Net cash (used in) provided by operating activities	(4,864)	10,752

Investing activities:
Consideration relating to acquisitions, net	—	(1,537)
Purchases of property and equipment	(12,696)	(3,175)
Collections on notes receivable	1,554	114
Payments on notes receivable	(77)	—

Net cash used in investing activities	(11,219)	(4,598)

Financing activities:
Issuance of common stock, principally stock option exercises	602	—
Payments on notes payable	(300)	(26)
Borrowings under line of credit	4,000	—
Repayments under line of credit	(4,000)	—
Tax withholding payments reimbursed by restricted shares	(127)	(159)
Excess tax benefits from share-based compensation	87	—
Repurchase of common stock	(10,810)	(11,927)

Net cash used in financing activities	(10,548)	(12,112)

Effect of foreign exchange rates on cash and cash equivalents	(565)	(609)

Net decrease in cash and cash equivalents	(27,196)	(6,567)
Cash and cash equivalents at beginning of period	48,199	51,251

Cash and cash equivalents at end of period	$21,003	$44,684

Supplemental cash flow information:

Cash paid for income taxes	$8,227	$12,608
Cash paid for interest	$240	$287
Common stock issued for acquired business	$42	$427
Purchased property and equipment not yet paid for	$3,858	$—
Purchased property and equipment paid for by a third party	$1,343	$—
Securities received from a customer for settlement of accounts receivable	$192	$—